Max Maxfield, WY Secretary of State
FILED: 01/11/2013 04:16 PM
Original ID: 2010-000588847
Amendment ID: 2013-001420709

AMENDMENT TO ARTICLES OF INCORPORATION
(BY BOARD OF DIRECTORS OR INCORPORATORS)

Wyoming Secretary of State
The Capitol Building, Room 110
200 W. 24th Street
Cheyenne, WY 82002--0020

Phone (307) 777-7311-7312
Fax (307) 777-5339
E-mail: corporations@state.wy.us

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1. The name of the corporation is: Mission Mining Company

2. Article III is amended as follows:

   The par value of the common stock is being changed from 0.0000001 to .001 per share.

   The authorized number of common shares is being reduced from 50,000,000,000 to 750,000,000.

   A new Series I Preferred Stock is hereby created with certain rights and privileges as set for in the attached Certificate of Designations.

   The rights and privileges of the Series E, F, G and H preferred stock are being restated according to the Certificate of Designations attached hereto.

3. If the Amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself are: None at present

4. The date of each amendment's adoption is: January 5, 2013

5. The amendment was adopted by the Board of Directors without shareholder action and shareholder action was not required.

Date: January 5, 2013

Signed: ______________________
Dennis Atkins,
Title: Secretary

STATE OF WYOMING

MISSION MINING COMPANY

CERTIFICATE OF DESIGNATIONS
Preferred Stock Class:
Series E
Series F
Series G
Series H
Series I

CERTIFICATE OF DESIGNATION, SERIES E PREFERRED STOCK

1.1. DESIGNATION AND NUMBER OF SHARES. Sixty million (60,000,000) shares of Series E Preferred Stock, par value $0.001 per share, are authorized pursuant to Article IV of the Corporation's Articles of Incorporation, as amended (the "Series E Preferred Stock" or "Series E Preferred Shares").

1.2. DIVIDENDS. The holders of Series E Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

1.3. CONVERSION AND ANTI-DILUTION.

(a) Each share of Series E Preferred Stock shall be convertible, at any time, and/or from time to time, into one-twentieth (0.05) shares of the Corporation's common stock, par value $0.001 per share (the "Common Stock"). Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series E Preferred Stock of the holder's intention to convert the shares of Series E Stock, together with the holder's stock certificate or certificates evidencing the Series E Preferred Stock to be converted.

(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series E Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation.

The Common Stock shall be issued in the same name as the person who is the holder of the Series E Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

(c) Shares of Series E Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established in Section 1.3(a) prior to the reverse split. The conversion rate for shares of Series E Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

1.4 VOTING RIGHTS. Each share of Series E Preferred Stock shall have votes based upon its conversion rate. Each share of Series E Preferred stock will therefore be entitled to one-twentieth (0.05) votes per share for any election or other vote placed before the shareholders of the Company.

CERTIFICATE OF DESIGNATION, SERIES F PREFERRED STOCK

2.1 DESIGNATION. Ten (10) shares of Series F Preferred Stock, par value $0.001 per share, are authorized pursuant to Article IV of the Corporation's Articles of Incorporation, as amended (the "Series F Preferred Stock" or "Series F Preferred Shares").

2.2 CONVERSION RIGHTS.

a. The Series F Preferred Stock shall have no conversion rights.

2.3 VOTING RIGHTS.

a. Each share of Series F Preferred Stock shall have super-voting rights equal to the number of all common shares and all preferred shares issued and outstanding.

2.4 DIVIDENDS. The holders of Series F Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

CERTIFICATE OF DESIGNATION, SERIES G PREFERRED STOCK

3.1. DESIGNATION AND NUMBER OF SHARES. Twenty million (20,000,000) shares of Series G Preferred Stock, par value $0.001 per share are authorized pursuant to Article IV of the Corporation's Articles of Incorporation, as amended (the "Series G Preferred Stock" or "Series G Preferred Shares").

3.2. DIVIDENDS. The holders of Series G Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

3.3. CONVERSION.

(a) Each share of Series G Preferred Stock may be convertible, at any time by the respective holder, into one one-thousandth (0.001) share of the Corporation's common stock, par value $0.001 per share (the "Common Stock. Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series G Preferred Stock of the holder's intention to convert the shares of Series G Stock, together with the holder's stock certificate or certificates evidencing the Series G Preferred Stock to be converted.

(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series G Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series G Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

3.4 VOTING RIGHTS. Each share of Series G Preferred Stock shall have votes based upon its conversion rate. Each share of Series G Preferred stock will therefore be entitled to one one-thousandth (0.001) vote per share for any election or other vote placed before the shareholders of the Company.

CERTIFICATE OF DESIGNATION, SERIES H PREFERRED STOCK

4.1. DESIGNATION AND NUMBER OF SHARES. Twenty million (20,000,000) shares of Series H Preferred Stock, par value $0.001 per share, are authorized pursuant to

Article IV of the Corporation's Articles of Incorporation, as amended (the "Series H Preferred Stock" or "Series H Preferred Shares").

4.2. DIVIDENDS. The holders of Series H Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

4.3. CONVERSION AND ANTI-DILUTION.

(a) Each share of Series H Preferred Stock shall be convertible, at any time, and/or from time to time, into one-tenth (0.1) shares of the Corporation's common stock, par value $0.001 per share (the "Common Stock"). Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series H Preferred Stock of the holder's intention to convert the shares of Series H Stock, together with the holder's stock certificate or certificates evidencing the Series H Preferred Stock to be converted.

(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series H Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series H Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

(c) Shares of Series H Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established in Section 4.3(a) prior to the reverse split. The conversion rate for shares of Series H Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

4.4 VOTING RIGHTS. Each share of Series H Preferred Stock shall have votes based upon its conversion rate. Each share of Series H Preferred stock will therefore be entitled to one-tenth (0.1) votes per share for any election or other vote placed before the shareholders of the Company.

CERTIFICATE OF DESIGNATION, SERIES I PREFERRED STOCK

5.1. DESIGNATION AND NUMBER OF SHARES. Fifty million (50,000,000) shares of Series I Preferred Stock, par value $0.001 per share, are authorized pursuant to Article IV of the Corporation's Articles of Incorporation, as amended (the "Series I Preferred Stock" or "Series I Preferred Shares").

5.2. DIVIDENDS. The holders of Series I Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

5.3. CONVERSION AND ANTI-DILUTION.

(a) Each share of Series I Preferred Stock shall be convertible, at any time, and/or from time to time, into ten (10) shares of the Corporation's common stock, par value $0.001 per share (the "Common Stock"). Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series I Preferred Stock of the holder's intention to convert the shares of Series I Stock, together with the holder's stock certificate or certificates evidencing the Series I Preferred Stock to be converted.

(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series I Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series I Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

(c) Shares of Series I Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established in Section 5.3(a) prior to the reverse split. The conversion rate for shares of Series I Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

5.4 VOTING RIGHTS. Each share of Series I Preferred Stock shall have votes based upon its conversion rate. Each share of Series I Preferred stock will therefore be entitled to 10 votes per share for any election or other vote placed before the shareholders of the Company.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 5th day of January, 2013.

By:

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Carlton Wingett, Chairman and CEO

____

Dennis Atkins, Secretary